news release

GODADDY REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
Company continues its track record of profitable growth, strong cash generation
Announces integration of GoDaddy's Agent Name Service with MuleSoft, a Salesforce Company

TEMPE, Ariz., February 24, 2026 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY) today reported financial results for the fourth quarter and full year that ended December 31, 2025.
"GoDaddy demonstrated strong performance in 2025, and we are leveraging our domain leadership, global scale and strong fundamentals to lead in the next era of the agentic open internet," said GoDaddy CEO Aman Bhutani. "We are well-equipped to adapt in this dynamic environment and build on our competitive advantages, creating value for our customers."

"Our strong 2025 financial results demonstrate the durability of our business model, enabling us to execute with discipline while advancing our AI capabilities," said GoDaddy CFO Mark McCaffrey. "We are executing from a position of financial strength, leveraging our strong balance sheet, expanding margins and driving compounding free cash flow to deliver long-term shareholder value."

Full Year 2025 Business and Financial Highlights
•Total revenue of $5.0 billion, up 8% year-over-year, on a reported and constant currency basis.
•Total bookings of $5.4 billion, up 7% year-over-year, on a reported and constant currency basis.
•Applications and Commerce (A&C) revenue grew 14% year-over-year to $1.9 billion.
•Core Platform (Core) revenue grew 5% year-over-year to $3.1 billion.
•Operating income of $1.1 billion, up 26% year-over-year, representing a 23% margin.
•Net income of $875.0 million versus $936.9 million in the prior year. Net income in each period was inclusive of non-recurring, non-cash income tax benefits of $34.6 million and $267.4 million, respectively.
•Normalized EBITDA (NEBITDA) of $1.6 billion, up 14% year-over-year, representing a 32% margin.
•Net cash provided by operating activities of $1.6 billion, up 24% year-over-year.
•Free cash flow of $1.6 billion, up 19% year-over-year.
•Gross payments volume from GoDaddy's commerce offerings grew to $3.4 billion, up 31% year-over-year.

Fourth Quarter 2025 Business and Financial Highlights
•Total revenue of $1.3 billion, up 7% year-over-year on a reported and constant currency basis.
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•Total bookings of $1.3 billion, up 5% year-over-year on a reported and constant currency basis.
•A&C revenue grew 13% year-over-year to $497.7 million.
•Core revenue grew 3% year-over-year to $776.2 million.
•Operating income of $317.0 million, up 24% year-over-year, representing a 25% margin.
•Net income of $245.1 million, up 23% year-over-year.
•NEBITDA of $431.2 million, up 12% year-over-year, representing a 34% margin.
•Net cash provided by operating activities of $370.6 million, up 9% year-over-year.
•Free cash flow of $370.3 million, up 8% year-over-year.
•GoDaddy continued to expand the capabilities of its AI-powered, business-in-a-box GoDaddy Airo® experience into an increasingly agentic platform. Our Airo.ai platform now has 25 agents in production with additional agents coming soon.
•Sequential net customer growth of 9,000 customers quarter-over-quarter.
•In February, GoDaddy announced integration of its Agent Name Service (ANS) with Salesforce’s MuleSoft Agent Fabric, extending ANS into enterprise-grade workflows and supporting secure adoption of agentic AI.
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Consolidated Fourth Quarter and Full Year Financial Highlights

	Three Months Ended December 31,				Year Ended December 31,
	2025	2024	Change	Constant Currency	2025	2024	Change	Constant Currency
	(in millions, except customers in thousands and ARPU in dollars)
GAAP Results
Total revenue	$1,273.9	$1,192.6	6.8%	6.7%	$4,951.1	$4,573.2	8.3%	8.4%
Applications and commerce revenue	$497.7	$441.2	12.8%		$1,889.0	$1,653.0	14.3%
Core platform revenue	$776.2	$751.4	3.3%		$3,062.1	$2,920.2	4.9%
International revenue	$419.6	$380.4	10.3%	10.1%	$1,626.8	$1,459.8	11.4%	11.8%
Operating income	$317.0	$255.6	24.0%		$1,127.3	$893.5	26.2%
Operating income margin	24.9%	21.4%	350 bps		22.8%	19.5%	330 bps
Net income(1)	$245.1	$198.6	23.4%		$875.0	$936.9	(6.6)%
Net cash provided by operating activities	$370.6	$340.5	8.8%		$1,599.4	$1,287.7	24.2%
Segment EBITDA - A&C	$234.3	$206.2	13.6%		$856.9	$739.3	15.9%
Segment EBITDA margin - A&C	47.1%	46.7%	40 bps		45.4%	44.7%	70 bps
Segment EBITDA - Core	$270.4	$256.5	5.4%		$1,010.3	$931.7	8.4%
Segment EBITDA margin - Core	34.8%	34.1%	70 bps		33.0%	31.9%	110 bps
Non-GAAP Results(2)
NEBITDA	$431.2	$384.7	12.1%		$1,585.9	$1,395.9	13.6%
NEBITDA margin	33.8%	32.3%	160 bps		32.0%	30.5%	150 bps
Free cash flow	$370.3	$342.0	8.3%		$1,613.6	$1,355.5	19.0%
Operating and Business Metrics
Total bookings	$1,283.2	$1,222.5	5.0%	4.5%	$5,400.0	$5,038.8	7.2%	7.2%
Total customers at period end	20,422	20,511	(0.4)%		20,422	20,511	(0.4)%
Average revenue per user (ARPU)	$242	$220	10.0%		$242	$220	10.0%
Annualized Recurring Revenue (ARR)	$4,336.2	$4,042.6	7.3%		$4,336.2	$4,042.6	7.3%
_______________________________
(1) Net income for the year ended December 31, 2025 included a one-time benefit for the recognition of an uncertain tax position of $34.6 million. Net income for the year ended December 31, 2024 included a non-routine, non-cash benefit to income taxes of $267.4 million related to the conversion of GoDaddy's Desert Newco, LLC subsidiary from a partnership to a disregarded entity for U.S. income tax purposes.
(2) Reconciliations of our non-GAAP results to their most directly comparable GAAP financial measures are set forth in "Reconciliation of Non-GAAP Financial Measures" below.

Share Repurchases
In 2025, GoDaddy repurchased 10.2 million shares of its common stock for an aggregate purchase price of $1.6 billion.

Balance Sheet
At December 31, 2025, total cash and cash equivalents were $1.1 billion, total debt was $3.8 billion and net debt was $2.7 billion.
Business Outlook
For the first quarter ending March 31, 2026, GoDaddy expects total revenue in the range of $1.250 billion to $1.270 billion, representing year-over-year growth of 6% at the midpoint, versus the same period in 2025. For the full year ending December 31, 2026, GoDaddy is targeting total
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revenue in the range of $5.195 billion to $5.275 billion, representing year-over-year growth of 6% at the midpoint, versus the $4.951 billion of revenue generated for the full year ended December 31, 2025.
For the first quarter ending March 31, 2026, GoDaddy expects NEBITDA margin of approximately 32%. For the full year ending December 31, 2026, GoDaddy expects NEBITDA margin of over 33%.
For the full year ending December 31, 2026, GoDaddy expects free cash flow of approximately $1.8 billion, versus the $1.6 billion of free cash flow generated in 2025.

Modeling Guide	2026

Capital expenditures	~ $30 million
Cash interest on debt	~ $150 million
GAAP interest expense, net	~$110 million
Cash income taxes	~ $30 million
GAAP provision for income taxes	~$300 million
GoDaddy's consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). GoDaddy does not provide reconciliations of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP equivalents, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and presentation of such reconciliations would imply an inappropriate degree of precision. For non-forward-looking non-GAAP measures, a reconciliation to the nearest GAAP equivalent is included in this press release following the financial statements.
Quarterly Earnings Webcast
GoDaddy will host a webcast to discuss fourth quarter and full year 2025 results at 5:00 p.m. Eastern Time on February 24, 2026. To participate in the webcast, please preregister online at https://investors.godaddy.net/investor-relations/overview/default.aspx. A live webcast of the event, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. A transcript of prerecorded remarks will be available on the Investor Relations website at the time of the webcast. Following the event, a recorded replay of the webcast will be available on the website.

GoDaddy uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
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Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this press release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to any statements regarding: our business outlook; launches of new or expansion of existing products or services, including our AI-powered solutions, such as GoDaddy Airo and the Airo.ai platform, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; historical results that may suggest future trends for our business; our plans, strategies or objectives with respect to future operations, partnerships and partner integrations and marketing strategy; future financial results; our forecasted levels of future taxable income and ability to realize our deferred tax assets; and assumptions underlying any of the foregoing.

Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; our dependence on payment card networks and acquiring processors; cyberattacks or breaches of our security measures; the impact of any previous or future acquisitions or divestitures; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to deploy new and evolving technologies, such as artificial intelligence, machine learning, data analytics and similar tools, in our offerings; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; litigation, legal proceedings and government inquiries; privacy, legislative and regulatory concerns or developments; impacts of our restructuring efforts; macroeconomic conditions and developments in the economy, financial markets and credit markets; continued escalation of geopolitical tensions; the level of interest rates and inflationary pressures; and execution of share repurchases.

Additional risks and uncertainties that could affect GoDaddy’s business and financial results are included in the filings we make with the SEC from time to time, including those described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recently filed period reports on Form 10-K and Form 10-Q, which are available on our website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. Except to the extent required by law, GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
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Non-GAAP Financial Measures and Other Operating and Business Metrics
In addition to our financial results prepared in accordance with GAAP, this press release includes certain non-GAAP financial measures and other operating and business metrics. We believe that these non-GAAP financial measures and other metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this press release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, similarly titled measures may be calculated differently by other companies and may not be comparable. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this press release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings is an operating metric representing the total value of customer contracts entered into during the period, excluding refunds. We believe total bookings provides additional insight into the performance of our business and the effectiveness of our marketing efforts since we typically collect payment at the inception of a customer contract but recognize revenue ratably over the term of the contract.
Constant currency. Constant currency is calculated by translating bookings and revenue for each month in the current period using the foreign currency exchange rates for the corresponding month in the prior period, excluding any hedging gains or losses realized during the period. We believe constant currency information is useful in analyzing underlying trends in our business by eliminating the impact of fluctuations in foreign currency exchange rates and allows for period-to-period comparisons of our performance.
Normalized EBITDA (NEBITDA). NEBITDA is a supplemental measure of our operating performance used by management to evaluate our business. We calculate NEBITDA as net income excluding depreciation and amortization, interest expense (net), provision or benefit for income taxes, equity-based compensation expense, acquisition-related costs, restructuring-related expenses and certain other items. We believe that the inclusion or exclusion of certain recurring and non-recurring items provides a supplementary measure of our core operating results and permits useful alternative period-over-period comparisons of our operations. NEBITDA should not be viewed as a substitute for comparable GAAP measures.
NEBITDA margin. NEBITDA margin is used by management as a supplemental measure of our operating performance and refers to the ratio of NEBITDA to revenue, expressed as a percentage.
Free cash flow. Free cash flow is a supplemental measure of our liquidity used by management to evaluate our business prior to the impact of restructuring and after purchases of property and equipment. We use free cash flow as a supplemental measure of our liquidity, including our ability to generate cash flow in excess of capital requirements and return cash to shareholders, though it should not be considered as an alternative to, or more meaningful than, comparable GAAP measures.
Net debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt and unamortized original issue discount and debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
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Gross payments volume (GPV). GPV is an operating metric calculated by annualizing the total quarterly dollar value of transactions processed through our payments platform. GPV is representative of the volume of transactions in which we record transaction revenue based on our payment processing rate.
Annualized recurring revenue (ARR). ARR is an operating metric defined as annualized quarterly recurring GAAP revenue, net of refunds, from new and renewed subscription-based services. ARR is exclusive of any revenue that is non-recurring, including, without limitation, domain aftermarket, domain transfers, one-time set-up or migration fees and non-recurring professional website services fees. We believe ARR helps illustrate the scale of certain of our products and facilitates comparisons to other companies in our industry.
Average revenue per user (ARPU). We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU is one measure that provides insight into our ability to sell additional products to our customers.
Total customers. We define a customer as an individual or entity, each with a unique account and paid transactions in the trailing twelve months or with paid subscriptions as of the end of the period. Total customers is one way we measure the scale of our business and can be a contributing factor to our ability to increase our revenue base.
About GoDaddy
GoDaddy, the world's largest domain name registrar, helps millions of entrepreneurs globally start, grow, and scale their businesses. People come to GoDaddy to name their idea, build a website and logo, sell their products and services, and accept payments. GoDaddy Airo®, the company’s AI-powered experience, makes growing a small business faster and easier by helping them to get their idea online in minutes, drive traffic and boost sales. GoDaddy’s expert guides are available 24/7 to provide assistance. To learn more about the company, visit www.GoDaddy.com.
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GoDaddy Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Applications and commerce	$497.7	$441.2	$1,889.0	$1,653.0
Core platform	776.2	751.4	3,062.1	2,920.2
Total revenue	1,273.9	1,192.6	4,951.1	4,573.2
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	450.4	421.8	1,801.5	1,652.0
Technology and development	211.4	200.5	841.5	814.4
Marketing and advertising	89.6	91.8	375.1	356.9
Customer care	71.9	68.9	289.1	287.5
General and administrative	103.6	112.1	388.9	394.2
Restructuring and other	3.2	9.7	11.1	39.4
Depreciation and amortization	26.8	32.2	116.6	135.3
Total costs and operating expenses	956.9	937.0	3,823.8	3,679.7
Operating income	317.0	255.6	1,127.3	893.5
Interest expense	(37.2)	(38.1)	(151.0)	(158.3)
Gain (loss) on debt extinguishment	1.4	(1.5)	1.4	(4.6)
Other income (expense), net	12.7	10.3	42.3	34.8
Income before income taxes	293.9	226.3	1,020.0	765.4
Benefit (provision) for income taxes	(48.8)	(27.7)	(145.0)	171.5
Net income	245.1	198.6	875.0	936.9
Net income per share of Class A common stock:
Basic	$1.82	$1.40	$6.34	$6.63
Diluted	$1.80	$1.36	$6.22	$6.45
Weighted-average shares of Class A common stock outstanding:
Basic	134,906	141,694	138,100	141,250
Diluted	136,182	145,582	140,621	145,287
____________________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.4	$0.3	$1.3	$0.9
Technology and development	43.1	39.8	170.1	155.2
Marketing and advertising	5.0	8.0	30.0	30.9
Customer care	5.8	5.2	22.0	21.6
General and administrative	22.5	24.2	94.4	90.5
Restructuring and other	—	—	—	0.8
Total equity-based compensation expense	$76.8	$77.5	$317.8	$299.9

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GoDaddy Inc.
Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$1,080.9	$1,089.0
Accounts and other receivables	83.1	91.1
Registry deposits	43.9	34.5
Prepaid domain name registry fees	512.2	492.0
Prepaid expenses and other current assets	120.8	245.2
Total current assets	1,840.9	1,951.8
Property and equipment, net	145.4	156.4
Operating lease assets	41.9	49.4
Prepaid domain name registry fees, net of current portion	241.2	224.8
Goodwill	3,633.3	3,518.9
Intangible assets, net	986.3	1,055.8
Deferred tax assets	1,052.6	1,181.5
Other assets	93.3	96.8
Total assets	$8,034.9	$8,235.4
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$67.5	$81.6
Accrued expenses and other current liabilities	528.7	378.6
Deferred revenue	2,384.2	2,222.3
Long-term debt	15.1	15.9
Total current liabilities	2,995.5	2,698.4
Deferred revenue, net of current portion	934.9	883.2
Long-term debt, net of current portion	3,765.2	3,779.1
Operating lease liabilities, net of current portion	62.0	76.7
Other long-term liabilities	57.5	85.7
Deferred tax liabilities	4.7	20.2
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.1	0.1
Additional paid-in capital	2,975.2	2,611.8
Accumulated deficit	(2,789.4)	(2,052.3)
Accumulated other comprehensive income	29.2	132.5
Total stockholders' equity	215.1	692.1
Total liabilities and stockholders' equity	$8,034.9	$8,235.4
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GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Year Ended December 31,
	2025	2024
Operating activities
Net income	$875.0	$936.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116.6	135.3
Equity-based compensation	317.8	299.9
Deferred taxes	157.4	(189.7)
Other	29.6	44.1
Changes in operating assets and liabilities
Prepaid domain name registry fees	(35.1)	(42.3)
Accounts payable	(14.5)	(65.5)
Accrued expenses and other current liabilities	2.8	0.3
Deferred revenue	206.8	235.4
Other operating assets and liabilities	(57.0)	(66.7)
Net cash provided by operating activities	1,599.4	1,287.7
Investing activities
Maturities of short-term investments	—	40.0
Purchases of property and equipment	(23.9)	(26.6)
Other investing activities, net	(1.2)	8.1
Net cash provided by (used in) investing activities	(25.1)	21.5
Financing activities
Proceeds received from:
Issuance of term loans	—	4,214.8
Issuance of Class A common stock under employee stock purchase plan	30.5	31.8
Payments made for:
Repurchases of Class A common stock	(1,601.9)	(676.5)
Repayment of term loans	(24.6)	(4,237.1)
Other financing activities	8.9	(10.4)
Net cash used in financing activities	(1,587.1)	(677.4)
Effect of exchange rate changes on cash and cash equivalents	4.7	(1.6)
Net increase (decrease) in cash and cash equivalents	(8.1)	630.2
Cash and cash equivalents, beginning of period	1,089.0	458.8
Cash and cash equivalents, end of period	$1,080.9	$1,089.0

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Reconciliation of Non-GAAP Financial Measures
The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

NEBITDA and NEBITDA Margin:	(in millions)
Net income	$245.1	$198.6	$875.0	$936.9
Depreciation and amortization	26.8	32.2	116.6	135.3
Equity-based compensation expense	76.8	77.5	317.8	299.1
Interest expense, net of interest income	28.4	28.0	114.2	130.4
Restructuring and other(1)	5.3	20.7	17.3	65.7
Provision (benefit) for income taxes	48.8	27.7	145.0	(171.5)
NEBITDA	$431.2	$384.7	$1,585.9	$1,395.9

Net income margin	19.2%	16.7%	17.7%	20.5%

NEBITDA margin	33.8%	32.3%	32.0%	30.5%
_________________________________
(1)In addition to the restructuring and other in our statements of operations, other charges included are primarily composed of lease-related expenses associated with closed facilities, charges related to certain legal matters, adjustments to the fair value of our equity investments, expenses incurred in relation to the refinancing of our long-term debt, acquisition-related expenses, and incremental expenses associated with certain professional services.

December 31, 2025
(in millions)
Net Debt:
Current portion of long-term debt	$15.1
Long-term debt	3,765.2
Unamortized original issue discount and debt issuance costs	48.9
Total debt	3,829.2
Less: Cash and cash equivalents	(1,080.9)
Net debt	$2,748.3

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	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in millions)
Free Cash Flow:
Net cash provided by operating activities	$370.6	$340.5	$1,599.4	$1,287.7
Capital expenditures	(6.9)	(14.4)	(23.9)	(26.6)
Cash paid for restructuring and other charges(1)	6.6	15.9	38.1	94.4
Free cash flow	$370.3	$342.0	$1,613.6	$1,355.5
_________________________________
(1)In addition to payments made pursuant to our restructuring activities, cash paid for restructuring and other charges includes lease-related payments associated with closed facilities, payments related to certain legal matters, cash paid for acquisition-related costs including tax and milestone payments related to previous acquisitions, and incremental payments associated with certain professional services and third party payments incurred in relation to the refinancing of our long-term debt.

Shares Outstanding
Total shares of common stock outstanding are as follows:

	December 31,
	2025	2024

	(in thousands)
Shares Outstanding:
Class A common stock	134,737	141,208
Effect of dilutive securities(1)	1,276	3,888
Total shares outstanding	136,013	145,096
_________________________________
(1)Calculated using the treasury stock method, which excludes the impact of antidilutive securities.

Constant Currency
The following table provides a reconciliation of constant currency:

	Three Months Ended December 31, 2025	Year Ended December 31, 2025

	(in millions)
Constant Currency:
Revenue	$1,273.9	$4,951.1
Constant currency adjustment	(0.9)	5.6
Constant currency revenue	$1,273.0	$4,956.7

Bookings	$1,283.2	$5,400.0
Constant currency adjustment	(5.6)	3.8
Constant currency bookings	$1,277.6	$5,403.8

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CONTACTS:

Investors
Christie Masoner
investors@godaddy.com

Media
Kristy Nicholas
pr@godaddy.com

Source: GoDaddy Inc.

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